Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT AND WAIVER, dated as of March 13, 2008 (the “Amendment”), to the CREDIT AGREEMENT, dated as of as of June 12, 2007 (as amended and waived prior to the date hereof, the “Credit Agreement”), among CITADEL BROADCASTING CORPORATION, a Delaware corporation (the “Company”), the several lenders from time to time parties hereto (the “Lenders”), the Syndication Agents and Documentation Agents party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, the Lenders have extended credit to the Company on the terms set forth in the Credit Agreement;

WHEREAS, the Company has requested that the Lenders approve the prepayment of Term Loans pursuant to a Voluntary Prepayment Transaction (as defined below);

WHEREAS, the Lenders have consented to amend and waive the Credit Agreement on the terms and conditions contained herein in order to permit a Voluntary Prepayment Transaction;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. DEFINITIONS.

1.1 Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein or the context otherwise requires.

Section 2. AMENDMENTS.

2.1 Amendment of Subsection 1.1 (Definitions). (a) Subsection 1.1 of the Credit Agreement is hereby amended by adding the following terms in proper alphabetical order:

“First Amendment”: the First Amendment and Waiver dated as of March 13, 2008 to this Agreement.

“Prepayment Discount”: the difference between the par principal amount of any Loans prepaid under a Voluntary Prepayment and the aggregate amount required by the Company to prepay the principal of such Loans (disregarding any interest payable under Section 3.1(c) of the First Amendment).

“Voluntary Prepayment”: as defined in the First Amendment.

(b) The definition of “Available Excess Cash Flow” in Subsection 1.1 is hereby amended by deleting it in its entirety and replacing it with:

“Available Excess Cash Flow”: as of any date, an aggregate amount equal to (a) $20,000,000 plus (b) Excess Cash Flow for the period from the Closing Date through the Available Excess Cash Flow Determination Date (which, for the avoidance of doubt, shall exclude any amount under clause (c) hereof) minus (c) the aggregate amount of any Prepayment Discounts for Voluntary Prepayments made by the Company on or prior to such date net of any taxes attributable to, and any costs, fees and expenses incurred in connection with, such Voluntary Prepayments, provided that the aggregate amount deducted under this clause (c) shall not exceed $50,000,000.

2.2 Amendment of Subsection 16.13 (Incremental Facility). Subsection 16.13(a) of the Credit Agreement is hereby amended by replacing the phrase “$750,000,000” in clause (i) thereof with the phrase “$350,000,000”.

Section 3. VOLUNTARY PREPAYMENT TRANSACTION.

3.1 Voluntary Prepayment. (a) The Company has notified the Lenders that it may wish to make voluntary prepayments of the Term Loans on up to three occasions (each, a “Voluntary Prepayment”) during the period commencing on the date hereof and ending on the date that is the 90th day following the date hereof (the “Prepayment Period”) pursuant to the procedures described in this Section 3.1 (the transactions described in this Section 3.1, collectively, the “Voluntary Prepayment Transaction”). In connection with any Voluntary Prepayment, the Company will notify the Lenders of Term Loans (the “Prepayment Notice”) that the Company desires to prepay Term Loans with proceeds in an aggregate amount specified by the Company (which amount shall be not less than $50,000,000 in the case of the first Voluntary Prepayment; each, a “Prepayment Amount”) at a discount (which is expected to be within a range to be specified by the Company with respect to each Voluntary Prepayment; the “Discount”) equal to a percentage of par of the principal amount of Term Loans; provided that (i) the aggregate Prepayment Amounts for all Voluntary Prepayments undertaken by the Company during the Prepayment Period shall not exceed $200,000,000 and (ii) no proceeds of Revolving Credit Loans shall be used to finance a Voluntary Prepayment.

(b) In connection with a Voluntary Prepayment, the Company will allow each Lender of Term Loans to specify a discount to par (the “Acceptable Discount”) for a principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans at which such Lender is willing to permit such Voluntary Prepayment. Based on the Acceptable Discounts and principal amounts of Term Loans specified by Lenders, the Administrative Agent, in consultation with the Company, will determine the applicable discount (the “Applicable Discount”) for the Voluntary Prepayment which will be the lower of (i) the lowest Acceptable Discount at which the Company can complete the Voluntary Prepayment for the Prepayment Amount and (ii) the highest Acceptable Discount specified by the Lenders that is within the range for the Discount specified by the Company. The Company shall prepay Term Loans (or the respective portions thereof) offered by Lenders at the Acceptable Discounts specified by each such Lender that are equal to or less than the Applicable Discount (“Qualifying Term Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay Qualifying Term Loans (disregarding any interest payable under Section 3.1(c)) would exceed the Prepayment Amount for such Voluntary Prepayment, the Company shall prepay such Qualifying Term Loans at the Applicable Discount ratably based on the respective principal amounts of such Qualifying Term Loans (subject to rounding requirements specified by the Administrative Agent).

(c) All Term Loans prepaid by the Company pursuant to this Section 3.1 shall be accompanied by payment of accrued and unpaid interest on the par principal amount so prepaid to, but not including, the date of prepayment.

(d) The par principal amount of Term Loans prepaid pursuant to this Section 3.1 shall be applied to reduce the remaining installments of the respective Term Loans in indirect order of maturity.

(e) Each Voluntary Prepayment shall be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Type and Interest Periods of accepted Loans, irrevocability of Prepayment Notice and other notices by the Company and Lenders and determination of Applicable Discount) established by the Administrative Agent acting in its sole discretion.

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(f) The Lenders hereby consent to the transactions described in this Section 3.1 and waive the requirements of any provision of the Credit Agreement (including, without limitation, Sections 8.5, 8.18 and 16.7) that might otherwise result in a Default or Event of Default as a result of the Voluntary Prepayment Transaction. The Lenders further acknowledge that following a Voluntary Prepayment, principal, interest and any related payments in respect of the applicable Term Loans may be made on a non-pro rata basis among the applicable Lenders to reflect subsequent amortization of the then outstanding Term Loans.

(g) This Amendment shall neither (i) require the Company to undertake any Voluntary Prepayment during the Prepayment Period nor (ii) limit or restrict the Company from making voluntary prepayments of the Loans in accordance with the provisions of the Credit Agreement as in effect prior to the Amendment Effective Date (as defined below).

Section 4. MISCELLANEOUS.

4.1 Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which:

(a) Amendment. The Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of each of the Company and the Required Lenders.

(b) Amendment and Confirmation. The Administrative Agent shall have received the Acknowledgment and Confirmation, substantially in the form of Exhibit A hereto, executed and delivered by an authorized officer of the Company and each other Loan Party.

4.2 Representation and Warranties; After giving effect to the amendments and waivers contained herein, on the Amendment Effective Date the Company hereby confirms that the representations and warranties set forth in Section 4 of the Credit Agreement are true and correct in all material respects (except to the extent such representations and warranties specifically refer to an earlier date); provided that each reference in such Section 4 to “this Agreement” shall be deemed to include this Amendment and the Credit Agreement, as amended by this Amendment.

4.3 Continuing Effect; No Other Waivers or Amendments. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Credit Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Company that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended hereby, the provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect in accordance with their terms.

4.4 No Default. No Default or Event of Default shall have occurred and be continuing as of the Amendment Effective Date after giving effect to this Amendment.

4.5 Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

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4.6 Payment of Fees and Expenses. The Company agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

4.7 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

CITADEL BROADCASTING CORPORATION

By:	/s/ Randy L. Taylor
Title:	Chief Financial Officer and Senior Vice President

[Signature Page to First Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Tina L. Ruyter
Title:	Vice President

[Signature Page to First Amendment]

EXHIBIT A

FORM OF ACKNOWLEDGMENT AND CONFIRMATION

1. Reference is made to the First Amendment and Waiver, dated as of March 13, 2008 (the “First Amendment”) to the Credit Agreement, dated as of June 12, 2007, as amended (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Citadel Broadcasting Corporation, a Delaware corporation (the “Company”), the lenders party from time to time thereto (the “Lenders”), the Syndication Agents and Documentation Agents named therein and JPMorgan Chase Bank, N.A. as administrative agent (in such capacity, the “Administrative Agent”).

2. The Credit Agreement is being amended pursuant to the First Amendment. Each of the parties hereto hereby agrees, with respect to each Credit Document to which it is a party:

(a) all of its obligations, liabilities and indebtedness under such Credit Document, including guarantee obligations, shall remain in full force and effect on a continuous basis after giving effect to the First Amendment; and

(b) all of the Liens and security interests created and arising under such Credit Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to the First Amendment as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and under its guarantees in the Credit Documents.

3. THIS ACKNOWLEDGMENT AND CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4. This Acknowledgment and Confirmation may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy or electronic mail), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Confirmation to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

Citadel Broadcasting Corporation

Citadel Broadcasting Company

ALPHABET ACQUISITION CORP.

(F/K/A ABC RADIO HOLDINGS, INC.)

DETROIT RADIO, LLC

(F/K/A ABC RADIO DETROIT, LLC)

ATLANTA RADIO, LLC

(F/K/A ABC RADIO ATLANTA, LLC)

INTERNATIONAL RADIO, INC.

(F/K/A ABC RADIO INTERNATIONAL, INC.)

RADIO WATERMARK, INC.

(F/K/A ABC/WATERMARK, INC.)

MINNEAPOLIS RADIO, LLC

MINNEAPOLIS RADIO ASSETS, LLC

RADIO LICENSE HOLDING III, LLC

KLOS RADIO, LLC

KLOS SYNDICATIONS ASSETS, LLC

KLOS-FM RADIO ASSETS, LLC

RADIO LICENSE HOLDING XII, LLC

SAN FRANCISCO RADIO, LLC

SF LICENSE, LLC

SAN FRANCISCO RADIO ASSETS, LLC

RADIO LICENSE HOLDING VIII, LLC

DC RADIO, LLC

DC RADIO ASSETS, LLC

RADIO LICENSE HOLDING VII, LLC

WPLJ RADIO, LLC

RADIO LICENSE HOLDING IX, LLC

CHICAGO FM RADIO ASSETS, LLC

RADIO LICENSE HOLDING V, LLC

RADIO NETWORKS, LLC

NETWORK LICENSE, LLC

RADIO LICENSE HOLDING I, LLC

RADIO LICENSE HOLDING II, LLC

RADIO ASSETS, LLC

LA RADIO, LLC

LA LICENSE, LLC

RADIO LICENSE HOLDING VI, LLC

WBAP-KSCS RADIO ACQUISITON, LLC

WBAP-KSCS ACQUISITION PARTNER, LLC

WBAP-KSCS ASSETS, LLC

WBAP-KSCS RADIO GROUP, LTD

RADIO LICENSE HOLDING IV, LLC

CHICAGO RADIO HOLDING, LLC

CHICAGO RADIO, LLC

CHICAGO RADIO ASSETS, LLC

RADIO LICENSE HOLDING XI, LLC

CHICAGO LICENSE, LLC

NY RADIO, LLC

NY LICENSE, LLC

NY RADIO ASSETS, LLC

RADIO LICENSE HOLDING X, LLC

RADIO TODAY ENTERTAINMENT, INC.

By:	/s/ Randy L. Taylor
Name: Randy L. Taylor
Title: Chief Financial Officer